                                                                   EXHIBIT 10.18


THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO INTEREST IN THIS SUBORDINATED NOTE MAY BE OFFERED OR SOLD TO A U.S. PERSON OR WITHIN THE UNITED STATES EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 OR REGULATION S UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY A WRITTEN OPINION OF COUNSEL, WHICH OPINION, IN FORM AND CONTENT, AND COUNSEL ARE REASONABLY ACCEPTABLE TO COUNSEL FOR EPI TECHNOLOGIES, INC., STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.


                            EPI TECHNOLOGIES, INC.

                   NON-NEGOTIABLE 10% COGNOVIT SUBORDINATED
                                PROMISSORY NOTE


$250,000.00                                                      August 28, 1997
                                                   County of Lucas, Toledo, Ohio


    FOR VALUE RECEIVED, the undersigned, EPI Technologies, Inc., a Delaware corporation ("Payor"), having its executive office and principal place of business at 810 Chicago Street, Toledo, Ohio 43611, hereby promises to pay to Guido Mendogni ("Payee"), having an address at Via Pilastrello 8, 43020 Parma, Italy, at Payee's said address (or at such other place as Payee may from time to time hereafter direct by notice in writing to Payor), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, on the first to occur of the following dates: (i) the earlier date to occur (the "Maturity Date") of: (a) August 28, 1998, and (b) the closing date of an initial public offering, if any, by Payor of its common stock, par value $.01 per share ("Common Stock"), pursuant to a firmly underwritten public offering and registration statement which is declared effective by the Securities and Exchange Commission (the "IPO"); (ii) the date on which the outstanding principal amount of this Subordinated Note is prepaid in full as permitted pursuant to this Subordinated Note (the "Prepayment Date"); and (iii) any date on which any principal amount of, or accrued unpaid interest on, any Bridge Note (as hereinafter defined) is declared to be, or becomes, due and payable pursuant to the terms of such Bridge Note prior to the Maturity Date (the "Acceleration Date").

    This Subordinated Note is part of a unit or units (the "Units") and one of a series of subordinated notes (the "Bridge Notes") being issued pursuant to Payor's Confidential Private Offering Memorandum dated August 28, 1997 (the "Memorandum") relating to Payor's offering to accredited investors of Five (5) Units (the "Bridge Financing"), each Unit consisting of (i) a Bridge
Note in the original principal amount of $50,000, and (ii) warrants to purchase an aggregate of 100,000 shares of Common Stock. This Subordinated Note shall rank PARI PASSU with all other Bridge Notes.

    Reference to the Memorandum shall in no way impair the absolute and unconditional obligation of Payor to pay both principal and interest herein as provided herein.

    1.   PAYMENT OF PRINCIPAL AND INTEREST.

         1.1. The principal amount of this Subordinated Note outstanding from time to time shall bear simple interest at the annual rate (the "Subordinated Note Rate") of ten percent (10%) from the date hereof through the earliest to occur of (i) the Maturity Date, (ii) the Prepayment Date, and (iii) the Acceleration Date.

         1.2. Interest accrued on this Subordinated Note shall be payable in full, together with the then principal amount of this Subordinated Note, on the earliest to occur of (i) the Maturity Date, (ii) the Prepayment Date, and
(iii) the Acceleration Date.

         1.3. All payments made by the Payor on this Subordinated Note shall be applied first to the payment of accrued unpaid interest and then to the reduction of the unpaid principal balance.

         1.4. If payment of the outstanding principal amount of any Bridge Note, together with accrued unpaid interest thereon at the Subordinated Note Rate, is not made on the earliest to occur of (i) the Maturity Date, (ii) the Prepayment Date, and (iii) the Acceleration Date, then interest shall accrue on the outstanding principal amount due under this Subordinated Note and on any unpaid accrued interest due on this Subordinated Note from and after such date of default to the date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of Payee in an action to collect this Subordinated Note) at an annual rate equal to the lesser of eighteen percent (18%) or the maximum rate of interest permitted by applicable law (the "Maximum Rate").

         1.5. In no event shall Payee be entitled to receive interest, however characterized and including other consideration received in connection with this Subordinated Note, at an effective rate in excess of the Maximum Rate. In the event that a court of competent jurisdiction determines that such amounts paid or agreed to be paid by Payor in connection with this Subordinated Note causes the effective interest rate on this Subordinated Note to exceed the Maximum Rate, such interest or other consideration shall automatically be reduced to a rate which results in an effective interest rate under this Subordinated Note equal to the Maximum Rate over the term hereof, and, in such event, any amounts received by Payee deemed to constitute excessive interest shall be applied first to the payment of accrued unpaid interest on this Subordinated Note and then to the reduction of the unpaid principal balance of this Subordinated Note.

         1.6. In the event that the date for the payment of any amount payable under this Subordinated Note falls due on a Saturday, Sunday or public holiday under the laws of the United States of America or the State of Ohio, the time for payment of such amount shall be extended to the next succeeding business day and interest at the Subordinated Note Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

    2. REPLACEMENT OF SUBORDINATED NOTE. In the event that this Subordinated Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute, register and deliver a new Subordinated Note, in exchange and substitution for this Subordinated Note, if mutilated, or in lieu of and substitution for this Subordinated Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Subordinated Note and of the ownership thereof. Any replacement Subordinated Note so issued shall be in the same outstanding principal amount as this Subordinated Note and dated the date to which interest shall have been paid on this Subordinated Note or, if no interest shall have yet been paid, dated the date of this Subordinated Note.

    3. PREPAYMENT. At the option of Payor, the principal amount of this Subordinated Note may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with interest thereon accrued through the Prepayment Date. Each partial prepayment of this Subordinated Note shall first be applied to interest accrued through the Prepayment Date and then to principal.

    4.   SUBORDINATION.

         4.1. Payee shall subordinate the indebtedness evidenced hereby to the indebtedness of the Company (the "Senior Debt") to any bank, financial institution, trust company, insurance company or other institutional lender (collectively, the "Senior Lenders"). To the extent and in the manner hereinafter set forth, anything in this Subordinated Note to the contrary notwithstanding, Payee shall subordinate the indebtedness evidenced hereby to the indebtedness of the Company to any bank, financial institution, trust company, insurance company or other institutional lender that replaces any of the Senior Lenders (a "Replacement Senior Lender"); PROVIDED, HOWEVER, that the terms and conditions of any subordination to a Replacement Senior Lender shall be on terms and subject to conditions that in all material respects are no less favorable to Payee, in Payee's reasonable determination, than the terms and conditions of the subordination provision hereof; provided that the Company may, in its sole discretion, increase the amount of its Senior Debt and the interest rate thereon and extend the term thereof.

         4.2. In the event that any default occurs and is continuing under or with respect to any Senior Debt, which default permits a Senior Lender to accelerate the maturity thereof and such Senior Lender shall have given written notice of acceleration of the Senior Debt to the Company, then the Senior Lenders shall be entitled to receive payment in full of all principal of and interest on all Senior Debt before Payee is entitled to receive any further payment on account of principal of, or interest on, this Subordinated Note, and to that end the Senior Lenders shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any proceedings in respect to this Subordinated Note.

         4.3. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, with respect to the Company or to its creditors, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, and in the event of any execution sale, then the Senior Lenders shall be entitled to receive payment in full of all principal of and interest on all Senior Debt (including any such interest which may accrue after the commencement of any proceedings) before Payee is entitled to receive any further payment on account of principal of, or interest on, this Subordinated Note, and to that end the Senior Lenders shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect to this Subordinated Note. Notwithstanding anything to the contrary in this Subordinated Note, Payee shall only declare this Subordinated Note due and payable before its expressed maturity by written notice to Payor, with a copy to each Senior Lender.

         4.4. In the event that this Subordinated Note is declared due and payable before its expressed maturity by Payee upon written notice to Payor and all Senior Lenders because of the occurrence of an Event of Default hereunder (as defined in Section 6 below), and, within sixty (60) days after such notice is provided to Payor and the Senior Lenders, the Senior Lenders accelerate the indebtedness evidenced by such Senior Debt, the Senior Lenders shall be entitled to receive payment in full of all principal and interest on all such Senior Debt (including any such interest which may accrue after the commencement of any proceedings referred to in Sections 4.2 and 4.3 above) before Payee shall receive any further payment on account of the principal of, or interest on, this Subordinated Note.

         4.5. Should any mandatory, optional, or other prepayment, payment or distribution be made to Payee which the Senior Lenders shall (at Payee's time of receipt) be entitled to receive under the foregoing provisions, the same shall be forthwith delivered to the Senior Lenders and, until so delivered, shall be held in trust by Payee as property of the Senior Lenders.

         4.6. No present or future Senior Lender shall be prejudiced in its right to enforce subordination of this Subordinated Note by any act or failure to act on the part of Payor. The subordination provisions of this Subordinated Note are solely for the purpose of defining the relative rights of the Senior Lender, on the one hand, and Payee, on the other hand, and nothing herein shall impair, as between Payor and Payee, the obligation of Payor, which is unconditional and absolute, to pay Payee the principal hereof and interest hereon in accordance with the terms of this Subordinated Note, nor shall anything herein prevent Payee from declaring this Subordinated Note to be due and payable before the earlier of (i) the Maturity Date, and (ii) the Prepayment Date because of an Event of Default hereunder or from exercising all remedies otherwise permitted by applicable law or hereunder upon an Event of Default hereunder, subject to the rights of Senior Lenders to cash, securities or other property of Payor otherwise payable or deliverable to Payee.

         4.7. Notwithstanding anything to the contrary in this Section 4, in the event that the IPO does not occur by August 28, 1998, the indebtedness of Payor evidenced by this Subordinated Note shall not be subordinated to any advances to Payor by Meridian National Corporation, a Delaware corporation.

    5. COVENANTS OF PAYOR. Payor covenants and agrees that, so long as this Subordinated Note remains outstanding and unpaid, in whole or in part:

         5.1. Payor will not, and will not permit any of its majority owned subsidiaries ("Subsidiaries") to, sell, transfer or in any other manner alienate or dispose of a material part of its assets; provided, however, that Payor or any of its Subsidiaries may effect such a transaction if (i) the transaction is a bona fide transaction in which fair market value is received, and (ii) no Event of Default (defined below) or any condition or event which, with the giving of notice or the lapse of time or both, would become an Event of Default has occurred or would occur after giving effect to such transaction;

         5.2. Payor will not, and will not permit any of its Subsidiaries to, make any material loan to any person who is or becomes a stockholder of Payor, other than for (i) reasonable advances for expenses in the ordinary course of business, and (ii) reasonable advances for expenses relating to employee relocations;

         5.3. Payor will, and will cause each of its Subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Payor or any of its Subsidiaries shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Payor or such Subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

         5.4. Payor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Payor as its counsel may advise;

         5.5. Payor will, and will cause each of its Subsidiaries to, at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (except for the effects of reasonable wear and tear in the ordinary course of business) and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto;

         5.6. Payor will, and will cause each of its Subsidiaries to, keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

         5.7. Payor will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor's President or Chief Financial Officer to Payee setting forth the details of such Event of Default or condition or event and the action which Payor intends to take with respect thereto;

         5.8. Payor will, and will cause each of its Subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles;

         5.9. Payor will not, and will not permit any of its Subsidiaries to, purchase or otherwise redeem any Common Stock except for cashless exercises of outstanding stock options or warrants; and

         5.10. Payor will not declare any dividends on any outstanding shares of its Capital Stock.

    6. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") occurs:

         6.1. The dissolution of Payor or any vote in favor thereof by the Board of Directors and stockholders of Payor; or

         6.2. Payor or any of its Subsidiaries becomes insolvent, however evidenced, or makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Payor files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Payor, which application or petition is not dismissed or withdrawn within sixty (60) days from the date of its filing; or

         6.3. Payor fails to pay the principal of, or interest on, or any other amount payable under, this Subordinated Note or any of the other Bridge Notes, as and when the same becomes due and payable; or

         6.4. Payor or any of its Subsidiaries admits in writing its inability to pay its debts as they mature; or

         6.5. Payor sells all or substantially all of its assets (other than in compliance with Section 5.1 above) or merges or is consolidated with or into another corporation in which Payor does not survive such merger or consolidation; or

         6.6. A proceeding is commenced (and not dismissed within 60 days from the date of commencement) to foreclose a security interest or lien in any property or assets of Payor or of any Subsidiary of Payor as a result of a default in the payment or performance of any debt (in excess of $50,000 and secured by such property or assets) of Payor or of any Subsidiary of Payor; or

         6.7. Payor defaults in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Subordinated Note (other than the default specified in Section 6.3 above) and such default continues uncured for a period of thirty (30) days; or

         6.8. Payor defaults in the payment when due of the principal of, interest on, any Senior Debt or a default occurs in the performance or observance by Payor of any covenant or condition (other than for the payment of money) contained in any Subordinated Note or agreement evidencing or pertaining to any Senior Debt which causes the maturity of such indebtedness to be accelerated;

then, upon the occurrence of any such Event of Default and at any time thereafter, the holder of this Subordinated Note shall have the right (at such holder's option) to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Subordinated Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to the holder of this Subordinated Note, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in case of the occurrence of an Event of Default under any of Sections 6.1, 6.2 or 6.4 above, such amounts shall become immediately due and payable without any such declaration by the holder of this Subordinated Note.

    7. SUITS FOR ENFORCEMENT AND REMEDIES. Subject to the terms and conditions of this Subordinated Note, if any one or more Events of Default shall occur and be continuing, Payee may proceed to (i) protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Subordinated Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Subordinated Note or in any agreement or document referred to herein, (ii) enforce the payment of this Subordinated Note, or (iii) enforce any other legal or equitable right of the holder of this Subordinated Note. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Subordinated Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

    8.   UNCONDITIONAL OBLIGATION; FEES, WAIVERS, OTHER.

         8.1. The obligations to make the payments provided for in this Subordinated Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

         8.2. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Subordinated Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

         8.3. This Subordinated Note may not be modified or discharged (other than by payment) except by a writing duly executed by Payor and Payee.

    9. RESTRICTION ON TRANSFER. This Subordinated Note has been acquired for investment and has not been registered under the securities laws of the United States of America or any state thereof. Accordingly, no interest in this Subordinated Note may be offered for sale, sold or transferred in the absence of registration and qualification of this Subordinated Note under applicable federal and state securities laws or a written opinion of counsel of Payee, which opinion, in form and content, and Counsel are reasonably satisfactory to counsel for Payor, stating that such registration and qualification are not required.

    10. WARRANT OF ATTORNEY. Payor authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after this Promissory Note or any part thereof shall have become due and payable (whether the payments becomes due by lapse or time or by acceleration of maturity or otherwise) and in each case to waive the issuance and service of process, to admit the maturity of this Promissory Note and the nonpayment thereof when due, to present each evidence of this Promissory Note or any part thereof to the court and to certify the amount of the debt then owing thereon, to confess judgment against Payor in favor of Payee for the amount of the debt then appearing due, together with interest thereon, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and, should any judgment be vacated for any reason, Payee may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining an additional judgment or judgments against Payor. Payor agrees that Payee's attorney may confess judgment pursuant to the foregoing warrant of attorney.

    11. PERMITTED PAYMENT. Notwithstanding the provisions of Section 4 hereof, so long as on the day of the receipt of any payment to be made pursuant to this Subordinated Note, no event of default under a credit agreement between Payor and a Senior Lender shall have occurred and be continuing, then Payor shall pay to Payee, and Payee shall accept from Payor, the regularly scheduled payment of principal and interest provided for pursuant to Section 1 of this Subordinated Note (without giving effect to any amendments or modifications hereof or to any event which would have the effect of increasing or accelerating the amount of any such payment) and any payment(s) constituting voluntary prepayment(s) of this Subordinated Note.
If the condition set forth in this Section 11 is not met, then until such failure(s) shall have been cured to the appropriate Senior Lender's satisfaction or shall have ceased to exist or shall have been waived in writing by the appropriate Senior Lender, no such payments under this Subordinated Note shall be paid to, or accepted by, Payee.

    12.  MISCELLANEOUS.

         12.1. The headings of the various paragraphs of this Subordinated Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Subordinated Note.

         12.2. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth in the preamble to this Subordinated Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Subordinated Note. All notices required by this Subordinated Note shall be sufficiently given or made when received if delivered by messenger or overnight delivery service, when confirmed if sent by facsimile transmission (provided that the date of confirmation is not a Saturday, Sunday or legal holiday in the State of Ohio, in which case the date of notice shall be the next succeeding business day) and three days after mailing if sent by registered or certified mail (return receipt requested, postage prepaid).

         12.3. This Subordinated Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the substantive laws of the State of Ohio without giving effect to the choice of laws rules thereof.

         12.4. This Subordinated Note shall bind Payor and its successors and assigns.


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"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP THE RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
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                                            EPI TECHNOLOGIES, INC.


                                            By: /s/ Real Remillard
                                                Name: Real Remillard
                                                Title: Chief Financial Officer